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BOS-BUS:410206.10


               SUPPLEMENT AND AMENDMENT
            TO CONSTRUCTION LOAN AGREEMENT

     This SUPPLEMENT AND AMENDMENT (this "Supplement"),
dated as of October 27, 1997 is by and among (i) Robert
B.  Austin,  as  Trustee  of GOVERNMENT  CENTER  GARAGE
REALTY  TRUST,  a  Massachusetts  nominee  trust   (the
"Borrower")   at   the  direction   of   GCGA   Limited
Partnership, sole beneficiary of the Borrower, and (ii)
DEAN WITTER REALTY YIELD PLUS, L.P., a Delaware limited
partnership and DEAN WITTER REALTY YIELD PLUS II, L.P.,
a   Delaware  limited  partnership  (collectively,  the
"Lenders").   Capitalized  terms  used  herein  without
definition shall have the meanings assigned to such terms in the Amended Loan Agreement (as defined below).

     WHEREAS, the Borrower and the Lender executed  and
delivered  that  certain  Construction  Loan  Agreement
dated  as  of  April  26,  1989  (the  "Original   Loan
Agreement"),   that   certain   First   Amendment    to
Construction  Loan Agreement dated as  of  October  12,
1989  (the  "First  Amendment"),  that  certain  Second
Amendment to Construction Loan Agreement, dated  as  of
June  22,  1990  and that certain Second  Amendment  to
Construction Loan Agreement, dated as of June 12,  1991
(collectively,  the  "Second  Amendment"),   and   that
certain  Supplemental  Loan  Agreement,  dated  as   of
September 20, 1993 (the "Supplemental Agreement");  the
Original  Loan  Agreement,  as  amended  by  the  First
Amendment,   the  Second  Amendment,  the  Supplemental
Agreement and by this Agreement, and as the same may be further amended from time to time, is hereinafter referred to as the "Amended Loan Agreement", pursuant to which, prior to the date hereof, the Lender agreed to lend up to an aggregate of Fifty Nine Million Two
Hundred Thousand Dollars ($59,200,000) to the Borrower, on which amount interest has accrued through September
30, 1997 in an amount equal to $12,304,808; and

     WHEREAS,  in  connection with  the  Original  Loan
Agreement,  the Borrower agreed to pay  to  the  Lender
Additional  Interest, as defined in, and on  the  terms
and  conditions  set forth in, that certain  Additional
Interest Agreement, dated as of April 26, 1989  by  and
between the Borrower and the Lender, as amended by that
certain   First   Amendment  to   Additional   Interest
Agreement dated as of June 22, 1990 by and between  the
Borrower  and  the Lender, as further amended  by  that
certain   Second   Amendment  to  Additional   Interest
Agreement dated as of September 20, 1993 by and between the Borrower and the Lender, and as further amended by that certain Third Amendment to Additional Interest
Agreement dated as of the date hereof (as so amended, and as may be further amended from time to time, the "Amended Additional Interest Agreement"); and

     WHEREAS, on October 15, 1996, each of the Borrower
and  GCGA Limited Partnership, sole beneficiary of  the
Borrower,  filed voluntary petitions for  relief  under
Title  11 of the United States Code, 11 U.S.C.  101  et
seq. (the "Bankruptcy Code"), Case Numbers 96-18495-PM-
11    and    96-18494-PM-11,    jointly    administered
(collectively, the "Proceeding") in the  United  States
Bankruptcy Court for the District of Maryland (Southern
Division) (the "Bankruptcy Court"); and

     WHEREAS,  each of the Borrower and the Lender  and
certain   other  persons  are  party  to  that  certain
Settlement Agreement, dated as of October 27, 1997 (the
"Settlement Agreement"), with respect to the settlement of the Proceeding and Lender's and certain other persons' claims with respect to the real and personal property commonly known as "Government Center Garage," located at One Congress Street, Boston, Massachusetts
(the "Property"); and

     WHEREAS, the Borrower and the Lender desire to enter into certain agreements relating to the Loans on the term and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and contained in the Settlement Agreement, the Borrower and the Lender hereby agree as follows:

     1.    Additional Loans.  Pursuant to the terms  of
the  Settlement Agreement, and upon satisfaction of the
conditions   and  in  accordance  with  the  procedures
contained in Section 1.3 below, Lender agrees  to  lend
to  Borrower, from and after the date hereof until  the
Office   Loan  Maturity  Date,  up  to  an   additional
$3,000,000 (the "Additional Loans") for the purpose of funding the payment of certain costs incurred by Borrower in connection with Tenant Improvements at the Property.

          1.1.   Term   of   Additional   Loans.    The
Additional Loans shall constitute "Loans" under and as defined in the Amended Loan Agreement and shall be due and payable on the Office Loan Maturity Date.

          1.2.  Interest  on  Additional  Loans.    The
Additional Loans shall bear interest at a rate equal to
twelve  percent  (12%) per annum  plus  any  additional
interest  due  to  Lender under the Amended  Additional
Interest  Agreement.  Interest on the principal  amount
of  the  Additional Loans shall be payable monthly,  in
arrears, on the first day of each month commencing with
the month immediately following the date hereof out  of
the first funds available from the Property's cash flow
(after Borrower pays necessary operating costs and  its
obligations with respect to the First Mortgage Loan and
makes escrow payments for real estate taxes relating to
the  Property).   If at any time there is  insufficient
cash flow from the Property to pay all interest due hereunder, such unpaid interest shall accrue and shall be added to the principal amount of the Loans and shall thereafter bear interest at a rate of ten percent (10%) per annum. Notwithstanding any of the foregoing to the contrary, all interest accrued or payable hereunder shall be due and payable at maturity of the Loans, whether upon acceleration or otherwise.

          1.3.  Repayment  of  Additional  Loans.   The
Additional Loans shall be repaid out of the first funds
available from the Property's cash flow (after  payment
of  all  obligations  to  The Standard  Fire  Insurance
Company  ("SFIC"), assignee of The Aetna  Casualty  and
Surety  Company  under  that certain  Promissory  Note,
dated October 12, 1989 in the original principal amount
of   $37,750,000  and  after  making  escrow   payments
required  pursuant  to the terms of  the  Mortgage  and
Security Agreement, dated as of October 12, 1989 by and
between  Borrower  and  SFIC  for  real  estate   taxes
relating to the Property and after the payment of costs of operating the Property).

          1.4.  Conditions  to Advances  of  Additional
Loans.   Borrower may apply to the Lender for  advances
of   Additional   Loans  for  Tenant  Improvements   as
described in and in accordance with Section 2.3 of  the
Amended  Loan  Agreement.  Such applications  shall  be
prepared by the Borrower and approved by the Lender  in
accordance  with  Section  2.3  of  the  Amended   Loan
Agreement.

          1.5.  Covenants of Borrower With  Respect  to
Additional  Loans.  Borrower hereby confirms  that  the
covenants  contained  in  the Amended  Loan  Agreement,
including   without  limitation,  those  contained   in
Sections 3.8 and 8 of the Amended Loan Agreement  shall
also  apply  to  the  Borrower  with  respect  to   the
Additional Loans.

          1.6.  Additional  Loans to Constitute  Loans.
Each of the Borrower and the Lender acknowledges and confirms that all Additional Loans advanced hereunder shall constitute "Loans" and "Office Loans" for all purposes of the Amended Loan Agreement, and shall be obligations of the Borrower to the Lender, secured by the Collateral as described in Section 6 of the Amended
Loan Agreement; provided that the Bankruptcy Estate of Richard H. and Julia Lee Rubin shall have no liability under the Guaranties.

     2.    Amendments  to Amended Loan Agreement.   (a)
The  parties  hereto  agree that  Section  3.5  of  the
Amended  Loan  Agreement  is  hereby  amended  by   (i)
deleting the words "eight percent (8%) per annum" contained in the second line thereof and replacing them with the words "ten percent (10%) per annum"; and (ii) by adding the following sentence to the end of such
Section 3.5:

     "Interest  on  the principal amount of  the  Loans
     (including any Additional Loans) shall be  payable
     monthly,  in  arrears, on the first  day  of  each
     month  out of the first funds available  from  the
     Property's   cash   flow  (after   Borrower   pays
     necessary operating costs and its obligations with
     respect  to  the  First Mortgage  Loan  and  makes
     escrow payments for real estate taxes relating  to
     the   Property).   If  at  any   time   there   is
     insufficient  cash flow from the Property  to  pay
     all  interest due hereunder, such unpaid  interest
     shall  accrue and shall be added to the  principal
     amount  of  the  Loans and shall  thereafter  bear
     interest at a rate of ten percent (10%) per annum.
     Notwithstanding  any  of  the  foregoing  to   the
     contrary,   all   interest  accrued   or   payable
     hereunder shall be due and payable at maturity  of
     the   Loans,   whether   upon   acceleration    or
     otherwise."

     (b)   The  parties  hereto  agree  that  the  Loan
Agreement  is  hereby amended by adding a  new  Section
9.2.5 thereto, to read in its entirety as follows:

     "9.2.5.    Restriction  on   Rights   of   Lender.
Notwithstanding  anything contained in  the  Settlement
Agreement,   dated  as  of  October   27,   1997   (the
"Settlement Agreement") among the Borrower, the  Lender
and   certain  other  parties  named  therein,  nothing
contained   in  the  Settlement  Agreement   (including
without limitation, Section 4.01 or 4.07 thereof) shall
in  any way restrict the Lender from exercising any  or
all  of its rights and remedies under any or all of the
Loan  Documents  in  accordance with  their  respective
terms,  or as otherwise provided by applicable law,  by
virtue  of  the  existence of a  default  or  Event  of
Default  under the Loan Documents, other than a default
or  an  Event of Default that is the result of an event
or  circumstance that (A) is solely within the  control
of the general partner of GCG and (B) does not require,
any  (i)  amounts  to  be funded (except  for  (1)  the
payments  expressly required to be made by  GCG  on  or
before   the  Settlement  Date  (as  defined   in   the
Settlement Agreement) pursuant to Article V of the Settlement Agreement, (2) to the extent, on the terms and subject to the conditions contained in the Loan
Documents, the Additional Loans (as defined in the Supplement and Amendment to Loan Agreement, dated as of October 27, 1997) and (3) to the extent of cash flow from the Property (after the payment of obligations to The Standard Fire Insurance Company (assignee of The
Aetna Casualty and Surety Company) and making of escrow payments for real estate taxes relating to the Property and the payment of costs of operating and maintaining the Property)) or (ii) extraordinary actions to be taken by the general partner of GCG or any of their affiliates in order to be avoided."

     (c)    The  parties  hereto  further  agree   that
Schedule A to the Amended Loan Agreement is hereby amended by adding the words "as each such agreement may be supplemented, amended or modified from time to time" at the end of the definition of "Loan Documents" contained in such Schedule A.

     3.    Representations and Warranties of  Borrower.
The Borrower represents and warrants to the Lender that:

     (a)  (i) GCG and GCA are limited partnerships duly
          organized and validly existing under the laws
          of  the  Commonwealth of Massachusetts;  (ii)
          the  Borrower  is  a validly created  nominee
          trust  under the laws of the Commonwealth  of
          Massachusetts, and Richard H.  Rubin  is  its
          only  current trustee; (iii) GCG and GCA  are
          duly   qualified  to  do  business   in   all
          jurisdictions where the ownership of property
          or  the  conduct of business by each requires
          such  qualification; and (iv)  the  Borrower,
          GCG   and  GCA  and  each  of  their  general
          partners   have  all  requisite   power   and
          authority to own and operate their respective properties and to carry on their respective operations as conducted and proposed to be conducted;

     (b) This Supplement has been duly authorized, executed and delivered by the Borrower;

     (c)  Each  of  the Other Settlement Documents  (as
          hereinafter    defined)   has    been    duly
          authorized, executed and delivered by the Borrower;

     (d)  This   Agreement  and  the  Other  Settlement
          Documents   constitute  valid   and   binding
          obligations  of  the Borrower  in  accordance
          with   their  respective  terms,  except   as
          enforceability may be limited  by  applicable
          bankruptcy,    insolvency,    reorganization,
          moratorium or similar laws affecting the enforcement of creditor's rights generally;

     (e)  The  execution,  delivery and performance  of
          this  Supplement  and  the  Other  Settlement
          Documents,  compliance by the  Borrower  with
          the   provisions  hereof  and  of  the  Other
          Settlement Documents, and the consummation of
          the   transactions  contemplated  hereby  and
          thereby  have  been  duly authorized  by  all
          necessary trust and partnership action on the
          part  of  the Borrower and will not  conflict
          with,  result in a breach of or constitute  a
          default under (i) any agreement, indenture or
          instrument to which the Borrower is  a  party
          or   by  which  it  is  bound  or  (ii)   the
          organizational documents of the Borrower;

     (f)  Other  than  the Other Settlement  Documents,
          there  are  no contracts or other  agreements
          which  are  not  cancellable in  thirty  (30)
          days,  binding  on Borrower or  the  Project,
          including     without     limitation,     any
          arrangements with the City of Boston  or  the
          BRA,  except  as shown on Exhibit  J  to  the
          Amended Loan Agreement.  There is not on  the
          date  hereof,  any management agreement  with
          respect   to  the  Project  other  than   the
          Management Agreement; and

     (g)  Except  as otherwise set forth on Schedule  3
          hereto,   to  the  best  knowledge   of   the
          Borrower, without having made any independent inquiry, each of the representations and warranties contained in Sections 7.4-7.6 and 7.9-7.14 of the Amended Loan Agreement are true and correct as of the date hereof as if made on the date hereof and are incorporated herein by reference.

As used herein, the term "Other Settlement Documents" shall mean, collectively, (i) the following documents of even date herewith by and between the Borrower and the Lender: (a) Third Amendment to Additional Interest
Agreement;  (b) Third Amendment to Second Mortgage  and
Security  Agreement;  (c) Second  Amendment  to  Second
Conditional Assignment of Rent and Leases;  (d)  Second
Amendment to Assignments, (e) Conditional Assignment of
Management Agreement and (f) Third Amendment to Notes and (ii) the Settlement Agreement.

     4.   Further Assurances.  Each of the Borrower and
the  Lender shall cooperate with the other,  and  shall
execute,  acknowledge and deliver  such  documents  and
take   such   further  actions  as  may  be  reasonably
requested by the other, to carry out the provisions hereof and of the Other Settlement Documents and the transactions contemplated hereby and thereby.

     5.    Ratification of Amended Loan Agreement.   As
modified hereby, the Amended Loan Agreement is hereby ratified and confirmed in all respects by the parties hereto and shall remain in full force and effect in accordance with its terms.

     6.      Non-Recourse    Nature.    Notwithstanding
anything contained herein or in any other Loan Document
to   the  contrary,  none  of  Richard  H.  Rubin,  the
Bankruptcy Estate of Richard H. and Julia Lee Rubin nor
any  partner  of  GCA or GCG shall have  any  liability
hereunder   or  under  the  Loan  Documents,  including
without  limitation, any liability with  respect  to  a
breach of the representations and warranties set  forth
in  paragraph 3 hereof, the Guaranties or the  recourse
liability after the End Transaction (as defined in  the
Amended  Additional Interest Agreement).  The foregoing
provisions  of  this paragraph shall  not  (y)  prevent
recourse  to  the Project or (z) constitute  a  waiver,
release  or  discharge  of the  Borrower's  obligations
evidenced by the Amended Loan Agreement, but  the  same
shall  continue until paid or discharged, and  provided
further,   that  the  foregoing  provisions   of   this
paragraph  shall not limit the right of any  person  to
name  the  Borrower  or  any transferee  of  Borrower's
interest in the Project received after the date  hereof
as  a  party  defendant  in  any  action  or  suit  for
repossession of the Project or in the exercise  of  any
other  remedy  under the Amended Loan  Agreement.   The
foregoing  provisions of this Section 6  shall  not  be
deemed   or   construed  to  reduce,  limit,  restrict,
terminate or in any other manner modify or amend the provisions of Article VII or VIII of the Settlement
Agreement.

     7.    Governing  Law.   This Agreement  is  to  be
governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     8. Counterparts. This Agreement may be executed in counterparts and as so executed shall constitute but one Agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have duly executed this Supplement under seal as of the 27th day of October, 1997.




                         BORROWER

                         GOVERNMENT CENTER GARAGE
REALTY
                         TRUST

                         By:
/s/Robert B. Austin
                                             , Trustee

                         LENDER

                         DEAN WITTER REALTY YIELD
PLUS,,L.P.

                         By:  Dean Witter Realty Yield
Plus,
                              Inc., general partner

                              By:
/s/Robert B. Austin
                                     Title:

                         DEAN WITTER REALTY YIELD PLUS
II,
                         L.P.

                         By:  Dean Witter Realty Yield
Plus
                              II, Inc., general partner

                              By:
/s/Robert B. Austin
                                     Title: